UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 19, 2006

THE COCA-COLA COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant's telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 19, 2006, the Board of Directors of The Coca-Cola Company (the “Company”) approved amendments to Article I, Section 2 of the Company’s By-Laws to change the vote standard for uncontested elections of directors from plurality to majority of the votes cast.

As amended, Article I, Section 2 of the By-Laws reads as follows:

"Section 2. Voting. Each outstanding share of common stock of the Company is entitled to one vote on each matter submitted to a vote. Except as provided below, all actions shall be authorized by a majority of the votes cast unless a greater vote is required by the laws of Delaware. A shareholder may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedures established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or the transmission that could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A nominee for director election shall be elected by the affirmative vote of a majority of the votes cast with respect to such nominee at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. In an election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee must exceed 50% of the votes cast with respect to such nominee (excluding abstentions). If a director is not elected, the director shall promptly tender his or her resignation to the Board of Directors. The Committee on Directors and Corporate Governance will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the resignation taking into account the recommendation of the Committee on Directors and Corporate Governance and publicly disclose its decision and the rationale behind it within 100 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the decisions of the Committee on Directors and Corporate Governance or the Board of Directors that concern such resignation. If a director’s resignation is accepted by the Board of Directors pursuant to this By-Law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article VI, Section 2 or may decrease the size of the Board of Directors pursuant to the provisions of Article II, Section 1."

The amendment is effective as of October 19, 2006 and the By-Laws, as amended and restated, are attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	By-Laws of The Coca-Cola Company, as amended and restated through October 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)
Date: October 19, 2006	By: /s/ Geoffrey J. Kelly Geoffrey J. Kelly Senior Vice President & General Counsel

Exhibit Index

Exhibit No.	Exhibits
Exhibit 99.1	By-Laws of The Coca-Cola Company, as amended and restated through October 19, 2006